SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2007 (February 12, 2007)

JAKKS PACIFIC, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28104 (Commission File Number)	95-4527222 (I.R.S. Employer Identification No.)

22619 Pacific Coast Highway Malibu, California (Address of principal executive offices)	90265 (Zip Code)

Registrant's telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JAKKS PACIFIC, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
FEBRUARY 14, 2007

ITEMS IN FORM 8-K

		Page

Facing Page		1

Item 5.02	Departure of Directors or Principal Officers;
	Election of Directors; Appointment of Principal
	Officers; Compensatory Arrangements of Certain Officers	3

Signatures		4

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 12, 2007, the Company’s Board of Directors authorized the payment to the Company’s Executive Vice President and Chief Financial Officer, Joel Bennett, of a $300,000 discretionary bonus for 2006.

The Board further directed management to enter into a three (3) year employment agreement with Mr. Bennett, pursuant to which he will receive:

(i)	a base salary of $400,000 per year;

(ii)	an annual discretionary bonus of up to 50% of his annual base salary, based on performance;

(iii)	a $1,000 per month car allowance; and

(iv)
a one-time grant of 15,000 shares of restricted stock, vesting over four years in equal annual installments of 3,750 shares each commencing on the first anniversary of the grant provided he remains employed by the Company on each anniversary date.

The Company will file a copy of such employment agreement as an exhibit to an amendment to this Current Report on Form 8-K upon the execution thereof by the Company and Mr. Bennett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2007	JAKKS PACIFIC, INC.

	By:	/s/ Jack Friedman
Jack Friedman
Chairman and Chief Executive Officer